Exhibit 10.1

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement, dated as of August 4, 2014 (this “Agreement”), is made by and between Garmin Ltd., a corporation incorporated under the laws of Switzerland (the “Company”) and the undersigned director or officer of the Company (the “Indemnitee”).

RECITALS

A. The Company recognizes that individual directors and officers of business entities are potentially exposed to expenses and liability associated with various types of investigations, proceedings, litigation and similar matters by reason of their service.

B. The Company recognizes that this exposure to individual directors and officers arises for various reasons, including that these individuals must often make difficult decisions in environments in which there are legitimate but competing interests, the law concerning the duties of directors and officers is difficult to apply, and the relevant facts are often difficult, if not impossible, to fully ascertain.

C. The Company recognizes that this exposure in some cases may be asymmetrical to the amount of directors' and officers' compensation and may be of such a magnitude as would fully exhaust personal resources, sometimes even in the case of a claim with little or no substantive merit.

D. The Company recognizes that recruiting and retention requires that it afford its directors and officers with protections from potential exposures that take the form of contractual indemnification, including advancement of expenses, and directors and officers liability insurance coverage.

E. The Company has determined that, standing alone, neither contractual indemnification, including advancement of expenses, nor liability insurance coverage provides sufficient protection to individual directors and officers, that relevant insurance coverage requires that the Company indemnify to the full extent allowed by applicable law, and that only the combination of indemnification and insurance will provide adequate protection.

F. The Company has determined that contractual indemnification and the provision of liability insurance coverage, both as set forth herein, is not only reasonable and prudent but also promotes the best interests of the Company and its shareholders;

G. The Indemnitee would agree to serve, or is currently serving, as a director and/or officer of the Company, and the Company desires that the Indemnitee commence or continue serving in such capacity.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term "Proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, proceeding, or arbitration, whether civil, criminal, administrative, investigative, appellate or arbitral, and whether formal or informal.

(b) The phrase "by reason of the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of any Other Enterprise", or any substantially similar phrase, shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c) The terms "judgments, fines and amounts paid in settlement" shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Company), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(d) The term "Company" shall include, without limitation and in addition to the resulting corporation, any constituent corporation or any Other Enterprise (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director or officer of such constituent corporation or Other Enterprise, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of any Other Enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation or Other Enterprise as if its separate existence had continued.

(e) The term "Other Enterprise" shall include, without limitation, any other corporation, partnership, joint venture, trust or employee benefit plan.

(f) The phrase "serving at the request of the Company", or any substantially similar phrase, shall include, without limitation, any service as a director or officer of the Company which involves services as a director, officer, employee or agent with respect to any Other Enterprise, including any employee benefit plan.

(g) The term "defense" shall include investigations of any Proceeding, appeals of any Proceeding and defensive assertion of any cross-claim or counterclaim.

(h) The term "Independent Legal Counsel" means a law firm, or a member of a law firm, designated that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Independent Legal Counsel shall be selected by the Board of Directors. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its role as Independent Counsel.

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(i) The term "Change of Control" means (i) an acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the resulting entity in substantially the same proportion as their ownership of voting securities immediately before such merger or consolidation, (iv) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (vi) the occurrence of any other event of a nature that would be required to be reported in response to either Item 5.01 of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form promulgated under the Exchange Act), whether or not the Company is then subject to such reporting requirement. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding voting securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any entity that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.

(j) The term "Disinterested Directors" shall mean those members of the Board of Directors of the Company who were not involved in the Proceeding subject to indemnification under this Agreement or the matters at issue in the Proceeding.

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Section 2. Indemnification.

(a) Subject to the limitations contained in this Agreement, to the fullest extent permissible by the laws of Switzerland, as the same now exist or may hereafter be amended (but only to the extent any such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Company shall indemnify, defend and hold harmless, Indemnitee if Indemnitee was or is a party or is threatened to be made a party to, or a witness of, or is otherwise involved in, any Proceeding by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of any Other Enterprise, or by reason of any action taken or alleged to have been taken, or omitted to be taken or alleged to be omitted to be taken, in such capacity. The indemnification provided by this Section 2 shall be from and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding.

(b) Notwithstanding the foregoing, the Company shall not indemnify the Indemnitee in respect of any Proceeding in which the Indemnitee shall have been adjudged in a final and non-appealable judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction to have committed an intentional or grossly negligent breach of his duties as director or officer under applicable law; provided, however, that to the extent applicable law changes after the date of this Agreement so that the Company may, under such law, at the applicable time, indemnify the Indemnitee to an extent greater than provided in this Section 2(b) (as a result of the restrictions contained in this Section 2(b)), the Company shall indemnify the Indemnitee without regard to the restrictions contained in this Section 2(b) to the fullest extent permitted under applicable law at such time.

(c) To the fullest extent permitted under applicable law, the Company waives, and undertakes to cause its subsidiaries to waive, any claims it may have against the Indemnitee for loss, damage or costs howsoever caused to the Company and/or any of its subsidiaries by reason of the Indemnitee's corporate status, unless any such loss, damage or cost is attributable to conduct (including omissions) constituting an intentional or grossly negligent breach of his duties as director or officer under applicable law; provided, however, that to the extent applicable law changes after the date of this Agreement so that the Company may, under such law, at the applicable time, waive, or cause its subsidiaries to waive, such claims against the Indemnitee to an extent greater than provided in this Section 2(c) (as a result of the restrictions contained in this Section 2(c)), the Company shall waive, or cause its subsidiaries to waive, such claims against the Indemnitee without regard to the restrictions contained in this Section 2(c) to the fullest extent permitted under applicable law at such time.

(d) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee committed an intentional or grossly negligent breach of his duties as director or officer under applicable law.

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(e) Any indemnification under Section 2(a) hereof (unless ordered by a court or arbitral tribunal) shall be made by the Board of Directors only upon a determination relating to a specific case that indemnification of the Indemnitee is permissible under the laws of Switzerland under Section 2(a) and is not subject to the limitations set forth in Section 2(b) hereof. Such determination shall be made, on the basis of a presumption that the Indemnitee is entitled to indemnification, (i) by a majority of a quorum (as defined in the Company’s Organizational Regulations) of the Disinterested Directors, or (ii) if such a quorum of Disinterested Directors is not available or if a majority of such quorum so directs, in a written opinion by Independent Legal Counsel, provided, however, that following a Change of Control of the Company, any determinations, whether arising out of acts, omissions or events occurring prior to or after the Change of Control of the Company, shall be made by Independent Counsel. Such Independent Counsel shall determine as promptly as practicable whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and shall render a written opinion to the Company and to Indemnitee to such effect.

Section 3. Successful Defense; Partial Indemnification.

(a) To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 2 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee committed an intentional or grossly negligent breach of his duties as director or officer under applicable law, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(b) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or amounts paid in settlement to which Indemnitee is entitled. Any necessary determination regarding allocation or apportionment of expenses between successful and unsuccessful claims, issues or matters shall be made by the person, persons or entity empowered or selected under Section 2(e) to determine whether Indemnitee is entitled to indemnification.

Section 4. Advance Payment of Expenses; Notification and Defense of Claim.

(a) In the event that the Company does not assume the defense pursuant to Section 5(c) of any Proceeding of which the Company receives notice under this Agreement, any expenses incurred by Indemnitee in defending a Proceeding, or in connection with an enforcement action pursuant to Section 5(c), shall be paid by the Company to Indemnitee in advance of the final disposition of such Proceeding or enforcement action as soon as practicable but in any event no later than thirty (30) days after receipt by the Company of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, which shall be accompanied by such non-privileged information as is available to the Indemnitee and reasonably necessary to document such expenses, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, there is a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement or otherwise. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free. Notwithstanding the foregoing, the obligation of the Company to advance expenses pursuant to this Section 4 or otherwise, shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be reimbursed within sixty (60) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for such amounts previously paid by the Company pursuant to this Section 4; provided, however, that if Indemnitee has commenced or thereafter commences proceedings in arbitral tribunal referred to in Section 17 herein to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of expenses until a determination is made by the arbitral tribunal with respect thereto (as to which any rights of appeal therefrom have been exhausted or lapsed).

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(b) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim thereof is to be made against the Company hereunder, notify the Company of the commencement thereof. The failure to promptly notify the Company of the commencement of the Proceeding, or Indemnitee's request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is prejudiced in its defense of such Proceeding as a result of such failure.

(c) In the event the Company shall be obligated to pay the expenses of Indemnitee with respect to a Proceeding as provided in this Agreement or otherwise, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding at Indemnitee's expense and (ii) if (1) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (2) counsel to the Company or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Company and Indemnitee in the conduct of any such defense, (3) after a Change of Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel or (4) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company, except as otherwise provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Company or Indemnitee shall have reasonably made the conclusion provided for in clause (ii)(2) of the proviso in the immediately preceding sentence.

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(d) The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Proceeding to which the Indemnitee is, or reasonably might have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Proceeding. The Indemnitee shall not unreasonably withhold its consent to any proposed settlement; provided that the Indemnitee shall be entitled to withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee. The Indemnitee shall not make any admission or effect any settlement without the Company’s written consent unless such admission or settlement shall not affect or increase the liability of the Company or associated persons or entities and Indemnitee shall have determined to undertake his/her own defense in such matter and has waived the benefits of this Agreement.

(e) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee's corporate status with respect to the Company or any Other Enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Company, a witness or otherwise participates in any Proceeding at a time when Indemnitee is not a party in the Proceeding, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

Section 5. Procedures for Indemnification and Advancement of Expenses.

(a) To obtain indemnification under this Agreement, Indemnitee shall promptly submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) The determination whether to grant Indemnitee's indemnification request (whether made by the Board of Directors or Independent Legal Counsel) shall be made promptly and in any event within sixty (60) days following receipt of a request for indemnification pursuant to Section 5(a). The Indemnitee shall cooperate with the persons making such indemnification determination, including providing upon reasonable advance request any information reasonably available to the Indemnitee and reasonably necessary to such determination that is not privileged or otherwise protected from disclosure (the Company shall bear, and agrees to indemnify or reimburse the Indemnitee for, any costs or expenses, including reasonable attorneys' fees and disbursements, incurred by the Indemnitee in such cooperation). If the determination is made to grant Indemnitee's indemnification request, payment to the Indemnitee shall be made within 10 (ten) calendar days after such determination. If the determination is made not to grant the Indemnitee's indemnification request, the Company shall give, or cause to be given to, the Indemnitee written notice thereof specifying the reasons therefor, including any determination of fact or conclusion of law relied upon in reaching such determination.

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(c) The right to indemnification as granted by Section 2 of this Agreement and to the advance payment of expenses as granted by Section 4 of this Agreement shall be enforceable by Indemnitee by instituting a proceeding in the arbitral tribunal referred to in Section 17 herein if the Company denies such request, in whole or in part, or fails to respond to such request within the time periods prescribed. It shall be a defense to any such action in the arbitral tribunal referred to in Section 17 herein (other than an action brought to enforce a claim for the advance of expenses under Section 4 hereof where the required undertaking, if any, has been received by the Company) that Indemnitee has not met the standard of conduct set forth in Section 2 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Company. Neither the failure of the Company (including its Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 2 hereof, nor the fact that there has been an actual determination by the Company (including its Board of Directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(e) In the event that the Indemnitee, pursuant to this Agreement, seeks an arbitral adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses actually and reasonably incurred by him in such arbitral adjudication; provided, however, that if the arbitral tribunal confirms the decision that the Indemnitee is not entitled to recover from the Company, then the expenses incurred by the Indemnitee in connection with the arbitral adjudication shall be borne by the Indemnitee. If it shall be determined in such arbitral adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advance of expenses sought, the expenses incurred by Indemnitee in connection with such arbitral adjudication shall be appropriately prorated by the arbitral tribunal.

Section 6. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to a Proceeding (or part thereof) initiated by Indemnitee (except as provided in Sections 5(c) and 5(e) herein), unless such Proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, except as provided in Sections 5(c) and 5(e) herein, and nothing in this Section 6(b) is intended to limit the Company's obligation with respect to the advancement of expenses to Indemnitee in connection with any such Proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 5 hereof.

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(c) Certain Statutory Violations. To indemnify Indemnitee on account of any Proceeding with respect to which final judgment is rendered against Indemnitee for (i) payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

(d) Non-compete and Non-disclosure. To indemnify Indemnitee in connection with Proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, or any subsidiary of the Company or any Other Enterprise.

Section 7. Insurance and Subrogation.

(a) The Company represents that it currently has in effect the primary policy of director and officer liability insurance identified below in addition to excess policies as are maintained in the Company's records (collectively, the "Insurance Policies") under which Indemnitee is an insured:

Insurer	Policy No.	Amount	Retention

AIG Europe Limited	B1262FI0234113	USD	Non-Indemnifiable Loss:	USD 0
		10,000,000	Securities Claims:	USD 2,500,000
Employment Practices Claims:
USD 1,000,000
			All Other Claims:	USD 1,000,000

(b) So long as Indemnitee shall continue to serve as a director or officer of the Company, or shall continue at the request of the Company to serve as a director or officer, employee or agent of any Other Enterprise, and thereafter so long as Indemnitee shall be subject to any possible claim or is a party or is threatened to be made a party to any Proceeding, by reason of the fact that Indemnitee is or was a director or officer of the Company, or is or was serving in any of said other capacities at the request of the Company, the Company shall be required to maintain the Insurance Policies in effect and to obtain renewal policies of directors' and officers' liability insurance from established and reputable insurers with coverage in at least the amount or amounts as prescribed by the Insurance Policies that provide the Indemnitee with substantially the same rights and benefits as the Insurance Policies, and which coverage, rights and benefits shall, in any event, be as favorable to Indemnitee as are accorded to the most favorably insured of the Company's directors or officers, as the case may be ("Comparable D&O Insurance") unless, in the reasonable business judgment of the Board of Directors of the Company as it may exist from time to time, either (i) the premium cost for such Insurance Policies or Comparable D&O Insurance is disproportionate to the amount of coverage provided, or (ii) the coverage provided by such Insurance Policies or Comparable D&O Insurance is so limited by exclusions that there is insufficient benefit provided by such director and officer liability insurance; provided, however, that in the event that the Board of Directors makes such a determination, the Company shall provide notice to Indemnitee no less than ninety (90) days prior to the lapse or termination of coverage under the Insurance Policies or Comparable D&O Insurance.

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(c) If, at the time of the receipt of a notice of a Proceeding implicating coverage under the Insurance Policies or Comparable D&O Insurance or other insurance, the Company shall give promptly notify the issuing insurers of such Proceeding, accordance with the requirements of the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(d) In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy; provided, however, that the Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with facilitating such subrogation and, at the Indemnitee's option, the Company shall be required to execute an instrument in writing satisfactory to the Indemnitee under which the Company agrees to fully reimburse and indemnify the Indemnitee with respect to any Expense or other liability that may arise therein or therefrom.

(e) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, expenses, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment, or such payment has been made on behalf of Indemnity, by the Company, an Other Enterprise, an insurer, or any other person or entity.

(f) The Company's obligation to indemnify or advance expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any Other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Other Enterprise.

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(g) The Indemnitee shall be required to remit to the Company any payment received from another source in respect of amounts also indemnified by the Company hereunder (including without limitation any award to the Indemnitee of attorneys' fees and costs made in a Proceeding).

Section 8. Mutual Acknowledgement of Necessity of Determination Concerning Agreement/Indemnification for Expenses. Both the Company and the Indemnitee acknowledge that in certain instances, the Company may be prohibited by law from providing the indemnification and advancement of expenses to Indemnitee as otherwise contemplated by this Agreement and that the Company may be required to initiate legal, regulatory or other similar action seeking validation or authorization of its ability to provide the indemnification and advancement of expenses to Indemnitee contemplated by this Agreement. In the event that the Company or any other person or entity initiates any legal, regulatory or other similar action, the effect of which may be to deny to, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee under this Agreement, the Company irrevocably authorizes the Indemnitee to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with any legal, regulatory or other similar action initiated by the Company or any other person or entity, the effect of which may be to deny to, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee under this Agreement. Regardless of the outcome of such action, the Company shall advance and otherwise indemnify or pay on behalf of Indemnitee any and all expenses incurred in connection therewith.

Section 9. Form and Delivery of Notices and Communications. All notices and other communications hereunder shall be in writing and shall be personally delivered or sent by recognized overnight courier service (a) if to the Company, to the then-current principal executive offices of the Company (Attention: General Counsel) or (b) if to the Indemnitee, to the last known address of Indemnitee as reflected in the Company’s records. Either party may change its address for the delivery of notices or other communications hereunder by providing notice to the other party as provided in this Section 9. All notices shall be effective upon actual delivery by the methods specified in this Section 9.

Section 10. Nonexclusivity. The provisions for indemnification, advancement of expenses and contribution set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have, and Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as a director or officer of the Company, or ceased serving at the Company's request as a director, officer, employee or agent of any Other Enterprise, and shall inure to the benefit of the heirs, executors, administrators and legal representatives of Indemnitee. No amendment or alteration of the Company's organizational documents or any limitation provision of any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 11. Enforcement. The Company shall be precluded from asserting in any judicial Proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company agrees that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement

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Section 12. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 13. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 14. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any Other Enterprise.

Section 15. Non-Transferable. The rights to indemnification and advancement of Expenses provided by this Agreement are personal to Indemnitee, are non-transferable, and no party other than the Indemnitee is entitled to indemnification or advancement of Expenses under this Agreement.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Switzerland.

Section 17. Arbitration and Venue. Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, or the breach thereof, shall be settled, to the exclusion of the ordinary courts, by arbitration administered by the Swiss Chamber of Commerce in accordance with the Swiss Rules of International Arbitration in force on the date when the notice of arbitration is submitted in accordance with the aforementioned Rules. The number of arbitrators shall be three. The seat of the arbitration shall be Zurich. The arbitral proceedings shall be conducted in the English language.

Section 18. Duration. This Agreement shall continue for so long as the Indemnitee may have any liability or potential liability by reason of serving of as a director or officer of the Company, including, without limitation, the final termination of all Proceedings in respect of which the Indemnitee is or should be granted rights of indemnification or to the advancement of Expenses pursuant to this Agreement and of any allowable Proceeding commenced by the Indemnitee pursuant to this Agreement relating thereto and shall continue regardless of the termination of the Indemnitee's status as officer or director.

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Section 19. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

Section 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 21. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 22. Section 409A. It is intended that any indemnification payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder ("Section 409A") pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any indemnification payment or advancement of Expenses made hereunder shall be determined to be "nonqualified deferred compensation" within the meaning of Section 409A, then (i) the amount of the indemnification payment or advancement of Expenses during one taxable year shall not affect the amount of the indemnification payments or advancement of Expenses during any other taxable year, (ii) the indemnification payments or advancement of Expenses must be made on or before the last day of the Indemnitee's taxable year following the year in which the expense was incurred, and (iii) the right to indemnification payments or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto to be effective as of the date first above written.

COMPANY

By	/s/ Clifton A. Pemble
Name:	Clifton A. Pemble
Title:	President & CEO

INDEMNITEE:

By
Name:

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